                               AMENDMENT OF LEASE



         THIS AMENDMENT OF LEASE (hereinafter "Amendment") is made as of this 13th day of September, 1993, by and between Combined Properties Limited Partnership (hereinafter "Lessor") and Super Trak Corporation, successor-in-interest to Trak Corporation (hereinafter "Lessee").

         WHEREAS, by Lease Agreement dated May 18, 1990 (hereinafter referred to as "Lease"), Lessor leased to Lessee certain premises in the Fair City Mall Shopping Center located in Fairfax, Virginia, known as Store No. 26 and having an address of 9650-26 Main Street, Fairfax, Virginia 22031 (hereinafter "Former Premises"), the Former Premises more particularly described in the Lease, upon the terms, conditions, covenants and agreements contained in the Lease; and

         WHEREAS, the Lessor and Lessee have agreed to relocate the Lessee to Store #15A (the "Relocation Premises"), having an address of 9404-A Main Street, Fairfax, Virginia 22031, in Lessor's Shopping Center known as Pickett Shopping Center located in Fairfax, Virginia (the "Shopping Center") in accordance with the terms and conditions of this Amendment; and

         WHEREAS, the parties desire to amend the Lease as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the Lease is hereby amended, effective as of the date hereof, as follows:

FIRST: It is agreed that the Relocation Premises shall be located in the area cross-hatched in "red" on Schedule "A-1" hereto and the parties hereto covenant and agree as of the Effective Date (hereinafter defined) that all provisions of the Lease which refer to the Former Premises and all provisions in this Amendment of Lease referring to "Relocation Premises" shall be deemed to refer to the area cross-hatched in "red" on Schedule "A-1" hereto and that as of said date, Schedule "A" of the Lease shall be deleted in its entirety and Schedule "A-1" attached hereto and by this reference made a part hereof shall be substituted in lieu thereof and all references in the Lease to Schedule "A" shall be deemed to refer to Schedule "A-1" hereto.

SECOND: Lessee agrees to accept the Relocation Premises on an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Lessee to open for business and conduct its business from the Relocation Premises shall be at the sole cost and expense of Lessee.

THIRD: Lessee agrees, that as soon as possible after full execution of this Amendment, Lessee, on behalf of Lessor at Lessee's expense, shall proceed to cause building plans and specifications to be made, including but not limited to, where and to the extent Lessee deems appropriate, reworking electrical and plumbing outlets, repairing and repainting the interior walls, modifying the present entrances, modifying the interior lighting, modifying the show windows and storefront, modifying any existing ceiling to Lessee's standard specifications, and providing for heating, cooling and ventilation to Lessee's standard requirements and Lessee hereby further agrees to make application for all necessary permits within sixty (60) days from the date hereof. After completion of said building plans and specifications and the obtaining of the necessary contractors' bids, Lessee, on behalf of Lessor at Lessee's expense, shall supervise and prosecute to completion, in conformance with said building plans and specifications, said building, remodeling and modernization work.





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         Lessee understands that it shall also be required to install (a) all interior partitions and curtain walls within the Relocation Premises; (b) all electrical work involved in actually hooking up fixtures; (c) internal communication system and alarm systems; (d) store fixtures and furnishings; (e) show window display and platforms and window backs; (f) all interior finish in show windows; (g) Lessee's signs, both interior and exterior; and (h) all finish painting and floor coverings.

         All of Lessee's Improvements described in this Paragraph THIRD shall be of good quality materials, installed in a professional workmanlike condition and shall be comparable to and consistent with the latest Super Trak retail store prototype.

FOURTH: Effective as of the earlier to occur of (i) the one hundred twenty-first (121st) day following the date of this Amendment or (ii) the date Lessee opens for business in the Relocation Premises (the "Effective Date") the following provisions shall be in full force and effect:

         1. The Former Premises defined and referred to on the top portion of page 1 of the Lease as Fair City Mall Shopping Center, Fairfax, Virginia, Store No. 26-28, containing approximately 5,210 square feet, irregular, shall be deemed to refer, and shall be changed, to:

                 Picket Shopping Center
                 Store #15A, approximately 40' x 130', containing approximately 5,200 square feet
                 9404-A Main Street
                 Fairfax, Virginia 22310

         2. From and after the Effective Date, for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to the computation of Lessee's Minimum Fixed Rent, Lessee's contribution toward Real Estate Taxes, and Lessee's minimum contribution and pro-rata share of Shopping Center's Common Areas Operating Cost, the square footage contained within the Relocation Premises shall be 5,200 square feet.

         3. Paragraph 3 of Article I of the Lease shall be deleted in its entirety and replaced by the following:

                 The term of this Lease shall, except as hereinafter provided, end at midnight on the last day of the one hundred twentieth (120th) full calendar month following the date of this Amendment unless that date falls within the months of October, November or December, in which event the term shall end on the next succeeding January 31st.

         4. Paragraphs 1(a) and 1(b) of Schedule "C" of the Lease shall be deleted in their entirety and replaced by the following:

                 (a) It is agreed that commencing on the Effective Date and continuing through the last day of the thirty-sixth (36th) full calendar month following the Effective Date, Lessee shall pay Lessor an annual minimum fixed rent of SEVENTY-EIGHT THOUSAND AND 00/100 DOLLARS ($78,000.00), payable in monthly installments of SIX THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($6,500.00), payable, in advance, on or before the first day of each full calendar month.

                 (b) Commencing as of the first (1st) day of the calendar month following the expiration of thirty-six (36) full calendar months after the Effective Date and thereafter as of each third (3rd) anniversary of said day throughout





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
              the lease term and option term, if any (said day and each third
              (3rd) anniversary thereof being a "date of adjustment"), the minimum fixed rent shall be increased by ten percent (10%) of the minimum fixed rent payable in the immediately preceding twelve
              (12) month period.

         5. Lessee's contribution toward real estate taxes on the Relocation Premises set forth in Paragraph 3 of Schedule "C" of the Lease shall be the sum of FIVE THOUSAND THREE HUNDRED FOUR AND 00/100 DOLLARS ($5,304.00) each lease year, payable in equal monthly installments of FOUR HUNDRED FORTY-TWO AND 00/100 DOLLARS ($442.00). Lessee's contribution toward real estate taxes on the Relocation Premises shall be subject to further adjustment in accordance with Paragraph 3 of Schedule "C" of the Lease.

         6. Lessee's minimum contribution toward the shopping center's common areas operating cost set forth in Paragraph 6(a) of Schedule "C" of the Lease shall be the sum of FIVE THOUSAND SEVEN HUNDRED SEVENTY-TWO AND 00/100 DOLLARS ($5,772.00) each lease year, payable in equal monthly installments of FOUR HUNDRED EIGHTY-ONE AND 00/100 DOLLARS ($481.00). Lessee's minimum contribution toward shopping center's common areas operating cost shall continue to be subject to adjustment as set forth in Paragraph 6(d) of Schedule "C" of the Lease and Lessee shall continue to be responsible for paying Lessee's proportionate share of excess costs or increases above Lessee's minimum contribution in accordance with Paragraph 6(d) of Schedule "C" of the Lease.

         7. Paragraph 6(b) and paragraphs 6(d)(2) and 6(d)(2)(b) of Schedule "C" of the Lease shall be deleted in their entirety.

         8. Lessee's monthly management and administrative fee set forth in Paragraph 6(c) of Schedule "C" of the Lease shall be ONE HUNDRED THIRTY AND 00/100 DOLLARS ($130.00).

         9. Paragraph 12(D) of Schedule "C" of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                 (D) Merchants Association

                          In the event a Merchants Association is formed or a
                 promotional program established, Lessee agrees to contribute to said Association or promotional program a sum equal to Ten Cents ($.10) per square foot per annum, of the Premises.

FIFTH: Article XV of the Lease, which provides for Lessee's right to extend the term of the Lease for one (1) additional consecutive period of five (5) years, is hereby ratified and affirmed by the parties and shall continue in full force and effect.

SIXTH: Lessee vacated the Former Premises as of July 5, 1993 and the parties hereby agree that Lessee's obligations to pay Minimum Fixed Rent and other charges under the Lease for the Former Premises shall cease from July 6, 1993.

SEVENTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Lessee's minimum fixed rent, Lessee's contribution toward real estate taxes, Lessee's minimum contribution and pro-rata share of shopping center's common area operating costs and Lessee's management and administrative fee shall be subject to appropriate proration.

EIGHTH: Lessor agrees that in consideration of the Lessee's agreeing to accept the Relocation Premises in an "as is" condition





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
and Lessee's agreeing to perform all Lessee Improvements required under Paragraph THIRD of this Amendment and provided Lessee (a) has completed said Lessee Improvements in accordance with the terms of Paragraph THIRD of this Amendment; (b) has provided Lessor with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Lessee's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Relocation Premises and furnished a copy of the same to Lessor; (d) has opened its store for business from the Relocation Premises in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of this Amendment required of it to be performed and is not then in default of the Lease beyond any applicable cure period, then Lessor shall provide Super Trak Corporation with a credit in the amount of SIXTY-TWO THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($62,400.00), said amount to be credited to the rental account of Super Trak Corporation for the Relocation Premises by amortizing the same, dollar for dollar, only out of those payments of minimum fixed rent becoming due from Lessee under the terms of the Lease after the date Lessee has satisfied the conditions set forth in
(a) through (e) of this Paragraph SEVENTH.

NINTH: Lessor and Lessee hereby acknowledge and agree that, as of the Effective Date, all references to "Premises", "Demised Premises" or "Store #26" in the Lease (including Exhibits thereto) shall be deemed to refer to and are hereby changed to Store #15A located in Pickett Shopping Center.

TENTH: Except as modified by this Amendment of Lease, the Lease shall continue in full force and effect in accordance with the terms thereof. The terms and provisions of the Lease are and shall remain in full force and effect, with the exception that all of the terms and provisions of the Lease which are inconsistent with the terms of this Amendment shall automatically be modified and amended to conform to the terms hereof. The parties hereto agree that this Amendment embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein and supersedes any and all prior agreements and understandings between the parties with respect to such matters.

ELEVENTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.

WITNESS:                                                    LESSOR:
                                                            COMBINED PROPERTIES
                                                            LIMITED PARTNERSHIP



    THOMAS B. MCKEE                                         BY:     RONALD S. HAFT
- - -----------------------------                                  ----------------------------
                                                                    Ronald S. Haft
                                                                    General Partner

ATTEST:                                                     LESSEE:
                                                            SUPER TRAK CORPORATION




    DENNIS WEISS                                            BY:     R. KEITH GREEN
- - -----------------------------                                  ----------------------------

 (corporate seal)                                           ITS:      PRESIDENT
                                                                ---------------------------





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



                                  SCHEDULE A-1

Attached to and forming a part of that certain Indenture of Lease and Memorandum of Lease executed under date of May 18, 1990 by and between Combined Properties Limited Partnership, a Maryland limited partnership as Lessor, and Super Trak Corporation as Lessee

                            DESCRIPTION OF PROPERTY

         1. LESSOR'S PROPERTY. The demised premises are a portion of Lessor's entire property, situated in the City of Fairfax, County of Fairfax, State of Virginia, and now commonly known as Store #15A, Pickett Shopping Center. Such property, herein referred to as "Lessor's Property", means substantially the entire property within the outer property limits shown on the Plot Plan attached and made a part hereof on Page - of -.
         2. BUILDING. Lessor's Property provides a site for a store building in the location designated "Super Trak" on the said Plot Plan attached. Such building is now thereon, pursuant to Schedule B hereof by Lessor for Lessee, containing 5,200 square feet and having dimensions approximately 40' x 130'. Said building site, building, improvements, and appurtenances, and fixtures and equipment owned by the Lessor, now or hereafter located thereon are collectively referred to in this Lease as the "premises" or "demised premises."
         3. PARKING. Lessee, its agents, employees, patrons and invitees, in common with Lessor and all other tenants of portion of Lessor's Property and their respective agents, employees, patrons, and invitees shall have and are hereby granted during the entire term of this Lease and any extension thereof, the free, uninterrupted, and non-exclusive use of the sidewalks, malls, roadways, parking area, and all other common areas, which use by all users shall be for the purposes of ingress, egress, service, utilities, and parking. It is specifically understood and agreed that Lessee shall have no obligation whatsoever in connection with the ownership, maintenance, or management of the malls, roadways, parking area, or other common areas involved, and that Lessor shall manage, operate, and maintain all such common areas, or cause the same to be done on its behalf, at no additional cost to Lessee except as subject to
Article XIX of the Lease, and Schedule C.
         4.  PLOT PLAN. SEE SCHEDULE C, PARAGRAPH B.
         5. CONVENANTS. All of the covenants of the Lessor contained in this Lease shall be covenants running with the land pursuant to applicable law. It is expressly agreed that each covenant to do or refrain from doing some act on the Lessor's Property or any part thereof (a) is for the benefit of the demised premises and each person having any leasehold interest therein derived through the Leases, and (b) shall be binding upon each successive owner, during his ownership, of any portion of the land affected thereby and each person having any interest therein derived through any owner of the land affected hereby.





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                    [PICKETT SHOPPING CENTER SCHEDULE "A-1"]

















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